UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 5, 2008

WINN-DIXIE STORES, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-3657	59-0514290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5050 Edgewood Court, Jacksonville, Florida	32254-3699
(Address of Principal Executive Offices)	(Zip Code)

(904) 783-5000

(Registrant’s telephone number, including area code)

Unchanged

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 5, 2008, at the 2008 annual meeting of shareholders of Winn-Dixie Stores, Inc. (the “Company”), the shareholders approved the Winn-Dixie Stores, Inc. Employee Stock Purchase Plan (the “ESPP”). The ESPP will become effective on January 1, 2009.

The purpose of the ESPP is to provide employees with an opportunity to purchase shares of Company common stock through accumulated payroll deductions. By participating in the ESPP employees are able to purchase shares of stock at a 5% discount to the fair market value. The maximum number of shares to be issued under the ESPP is 1,000,000. A description of the material terms of the ESPP are set forth under the heading “Proposal 2- the Winn-Dixie Stores, Inc. Employee Stock Purchase Plan” in the Company’s proxy statement filed with the Securities and Exchange Commission on September 22, 2008, which description is incorporated into this Item 5.02(e) by reference. The ESPP is also incorporated by reference in Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2008, the Board of Directors of the Company approved an amendment and restatement of the Company’s By-Laws, which were immediately effective (the “Amended and Restated By-Laws”). The Amended and Restated By-Laws are primarily intended to (i) enhance the advance notice provisions of the Company’s By-Laws to ensure that such provisions are clear and unambiguous in light of recent developments in corporate law and (ii) establish orderly procedures for the conduct of meetings of the shareholders.

The following is a summary of the changes effected by the Amended and Restated By-Laws, which summary is qualified in its entirety by reference to the Amended and Restated By-Laws, attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference:

•

The Amended and Restated By-Laws clarify and distinguish the procedures for (a) stockholders seeking to nominate directors and (b) stockholders seeking to propose other business at a meeting of stockholders. In addition, the Amended and Restated By-Laws clarify that the notice procedures for stockholder business are separate from those for nominations of directors.

•

The Amended and Restated By-Laws simplify the advance notice deadlines establishing when a stockholder must notify the Company that it intends to nominate directors or propose other business at an annual meeting. The Amended and Restated By-Laws now provide that any such notice must be given not later than the 90th day and not earlier than the 120th day prior to the anniversary of the previous year’s annual meeting. The Company’s 2008 annual meeting occurred on November 5, 2008. Under the Amended and Restated By-Laws, for a stockholder’s notice to be timely for the Company’s 2009 annual meeting, expected to be held in November 2009, the stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not earlier than the close of business on July 8, 2009 and not later than the close of business on August 7, 2009.

•

The Amended and Restated By-Laws require that, if the date of an annual meeting is more than 30 days earlier or 30 days later than the anniversary of the previous year’s annual meeting, notice by a shareholder in order to be timely must be given not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

•

The Amended and Restated By-Laws update the information that must be included in a notice to the Company to nominate directors or propose other business at a meeting of stockholders. In addition to the existing requirements, a stockholder must (a) disclose relevant information with respect to persons or entities affiliated with the stockholder and any arrangements between the affiliates and the stockholder and (b) disclose the stockholder’s stock ownership, including derivative positions. In addition to the requirements above, stockholders nominating candidates for election must also disclose any other information required by the Securities and Exchange Commission’s proxy rules in a contested election of directors and additional information concerning the stockholder-proposed nominee(s). The Amended and Restated By-Laws also require that the stockholder update and supplement any such information, as of the record date of the meeting and shortly before the meeting.

•	The Amended and Restated By-Laws clarify that references to the Securities Exchange Act of 1934 and related rules do not limit the application of the notice requirements contained in the By-Laws.

•	The Amended and Restated By-Laws allow the chairman of a meeting of the shareholders to announce the time for opening and closing the polls for each matter to be voted on at the meeting.

•	The Amended and Restated By-Laws allow the Company to appoint of an inspector of elections for any meeting of shareholders.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated By-Laws of Winn-Dixie Stores, Inc.

3.2	Marked Amended and Restated By-Laws of Winn-Dixie Stores, Inc.

10.1	Winn-Dixie Stores, Inc. Employee Stock Purchase Plan, filed as Appendix A to the Company’s proxy statement dated September 22, 2008, and incorporated herein by reference

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Winn-Dixie Stores, Inc.

Date: November 10, 2008	By:	/s/ Peter L. Lynch
Peter L. Lynch
President and Chief Executive Officer